UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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ILG, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 16, 2018 ILG, Inc. issued the following press release:

ILG Issues Statement

Miami, FL, March 16, 2018 — ILG (Nasdaq: ILG) today issued the following statement in response to a public letter from FrontFour Capital Group LLC on March 15, 2018.

“The assertions in FrontFour’s letter are not accurate. While we do not think it is productive to engage back and forth with FrontFour through press releases, and we intend to avoid doing so in the future, we believe it is important to address the issues raised in FrontFour’s letter.

FrontFour has spoken to independent directors of ILG’s Board on several occasions, and if FrontFour wants additional discussions with independent members of our Board, we are happy to arrange them.

FrontFour has notified ILG of its intention to nominate four directors for election to the Board at ILG’s 2018 Annual Shareholder Meeting. The ILG Board would like to interview those candidates, but despite our repeated requests, FrontFour has refused to make them available. We encourage FrontFour to make their nominees available for interviews so we can act with full information when determining whether or not to recommend that any of them be added to the Board.

Finally, record dates for annual meetings are customarily set shortly before the definitive proxy statement is mailed to shareholders, and ILG intends to follow that customary practice.”

ADDITIONAL INFORMATION

ILG intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). ILG STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by ILG with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

ILG, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from ILG ‘s stockholders in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the ownership of ILG’s directors and executive officers in ILG stock is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in ILG’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on ILG’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of ILG. More detailed information about these factors may be found in ILG’s filings with the SEC, including those discussed in ILG’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for ILG are also available in the Investor Relations section of ILG’s website at www.ilg.com. ILG is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.